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Exhibit 21.1

Subsidiaries of Ocean Resources, Inc.

  •
  Caribbean Exploration, Inc.

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  Titanic Explorations, Ltd.

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  Blue Ocean Technologies, LLC

  •
  Ocean Operating Inc.

  •
  Ocean Boomer Inc.

  •
  Marine Group International, Inc.

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  Exhibit 21.1
Subsidiaries of Ocean Resources, Inc.